                                                                  EXHIBIT 10.117
                          POST-CLOSING ESCROW AGREEMENT

     THIS POST-CLOSING ESCROW AGREEMENT (this "AGREEMENT") is entered into as of April 14, 2004, by and between CH REALTY II/BEST, L.P., a Delaware limited partnership ("SELLER"). INLAND WESTERN LAS VEGAS, L.L.C., a Delaware limited liability company ("PURCHASER"), and CHICAGO TITLE INSURANCE COMPANY ("ESCROW AGENT").

                                    RECITALS:

     Seller and Inland Real Estate Acquisitions, Inc. have entered into a Purchase and Sale Agreement (as amended and assigned to Purchaser, the "CONTRACT") pursuant to which Seller sold and Purchaser has purchased, upon and subject to the terms and conditions set forth therein, the real property and improvements situated in Las Vegas, Clark County, Nevada, known generally as Best on the Boulevard (the "PROPERTY").

     Pursuant to the Contract, Seller has agreed to deposit the sum of $244,368.54 (the "POST-CLOSING DEPOSIT") with Escrow Agent to secure any liability of Seller to Purchaser as a result of the fact that Hollywood Video has not as yet executed its lease, taken occupancy and commenced paying rent as of the Date of Closing as is further described in SECTION 8.7 of the Contract. The components of the Post-Closing Deposit are described in EXHIBIT "A" attached hereto and made a part hereof for all purposes.

     Pursuant to additional agreements between Purchaser and Seller, Seller has agreed to further deposit the sum of Ten Thousand and No/100 Dollars ($10,000.00) with the Escrow Agent to satisfy any repair obligations on the portion of the Property leased to Barnes & Noble relating to cracks in the rear wall of the receiving area (the "BARNES & NOBLE DEPOSIT")

     Seller, Purchaser and Escrow Agent have agreed to enter into this Agreement to set forth the terms and conditions on which the Post-Closing Deposit and the Barnes & Noble Deposit will be held and disbursed by Escrow Agent.

                                   AGREEMENTS:

     NOW, THEREFORE, for and in consideration of these premises and the mutual covenants and undertakings of the parties herein contained, the receipt and sufficiency of which consideration is hereby acknowledged and confessed, the parties agree as follows:

                                       I.
                             ESTABLISHMENT OF ESCROW

     1.01. DESIGNATION OF ESCROW AGENT. Seller and Purchaser hereby designate Escrow Agent to serve as the escrow agent for the Post-Closing Deposit and the Barnes & Noble Deposit in accordance with this Agreement.

     1.02. DEPOSIT AND INVESTMENT. Contemporaneous with the execution hereof, Seller has deposited the Post-Closing Deposit and the Barnes & Noble Deposit with Escrow Agent to be held and disbursed by Escrow Agent as provided herein. Escrow Agent shall deposit the Post-Closing Deposit and the Barnes & Noble Deposit in an interest bearing account at a financial institution the accounts of which are insured by the Federal Deposit Insurance Corporation. All interest earned on the Post-Closing Deposit and the Barnes & Noble Deposit shall be added to and become a part of the Post-Closing Deposit and the Barnes & Noble Deposit and shall be held and disbursed as part of the Post-Closing Deposit and the Barnes & Noble Deposit hereunder.

     1.03. ESCROW AGENT FEES: WAIVER OF OFFSET. All fees and expenses of the Escrow Agent in connection with this Agreement and the Post-Closing Deposit and the Barnes & Noble Deposit, including any fees charged by the financial institution in which the Post-Closing Deposit and the Barnes & Noble Deposit is deposited, shall be paid one-half by Seller and one-half by Purchaser. Escrow Agent shall bill Seller and Purchaser from time to time for such fees and expenses. Escrow Agent shall have no right to offset its fees and expenses against the Post-Closing Deposit and the Barnes & Noble Deposit and Escrow Agent hereby irrevocably waives any and all rights Escrow Agent now has or may in the future have to offset any amounts due to Escrow Agent against the Post-Closing Deposit and the Barnes & Noble Deposit. Escrow Agent further agrees that it will not pay or attempt to pay or otherwise satisfy any claims it may have, whether arising under this Agreement or otherwise, from the Post-Closing Deposit or the Barnes & Noble Deposit.

                                       II.
                    DISTRIBUTION OF THE POST-CLOSING DEPOSIT

     2.01. WITHDRAWALS FOR TENANT IMPROVEMENT ALLOWANCES AND LEASING COMMISSION DEPOSITS. That portion of the Escrow Deposit identified as the sum of $117,639.30 is hereby referred to as the "TI/LC DEPOSIT". The TI/LC Deposit consists of a $10.00 per square foot tenant allowance component, a component for negotiated landlord work contribution, and a leasing commission of $10,109.30 payable to ROI Commercial upon execution of the Hollywood Video lease. In no event may the TI/LC Deposit be applied to rent concessions or free rent. The TI/LC Deposit is to be disbursed as follows:

             (a) That portion of the TI/LC Deposit attributable to leasing commissions shall be released from the Post-Closing Deposit by Escrow Agent as provided below upon the joint direction of Seller and Purchaser accompanied by signed lien waivers and invoices from the applicable real estate brokers. The commission monies shall be disbursed 50% upon execution of the Hollywood Video lease and 50% upon the securing of the certificate of occupancy by Hollywood Video. By its execution hereof, and in consideration of Seller depositing the sums referenced herein, Purchaser assumes all liability for commissions payable to ROI Commercial on the Hollywood Video lease for the amount escrowed for commissions. That portion of the TI/LC Deposit attributable to tenant improvements or negotiated landlord work contribution shall be released by the Escrow Agent in a single draw upon completion of the required work by the tenant and upon the joint direction of Seller and Purchaser accompanied by the documentation required by the Hollywood Video lease, and in any event no less documentation than copies of invoices and mechanic's lien waivers in the amount of each request shall accompany the draw request. Assuming Hollywood Video executes its lease, upon the completion of the tenant improvement work in the Hollywood Video space, any portion of the TI/LC Deposit not then disbursed shall, upon satisfaction of the invoices and releases required to be submitted, be released to Seller. In the event that Hollywood Video does not execute a lease, Purchaser shall be entitled to use the monies which would otherwise have been disbursed in this SECTION 2.01(a) for leasing commissions and tenant improvements, but not otherwise, for a substitute tenant. However, it is the further agreement of the parties hereto that in no event will either party have any obligations for sums payable for any tenant improvement allowances, landlord work contribution or leasing commissions in excess of the monies referenced in this SECTION 2.01 (a) unless the party in question has consented in writing. In the event that the space is leased to a party other than Hollywood Video or is not leased by Purchaser within two (2) years from the date hereof, any monies deposited into escrow which are not expended for tenant improvements or leasing commissions shall be refunded by Escrow Agent to Seller after the securing of the requisite invoices and releases or the failure by Purchaser to lease the space during the aforesaid two (2) year period.

             (b) That portion of the Post-Closing Deposit identified on EXHIBIT "A" as $126,729.24 is hereinafter referred to as the "LEASE DEPOSIT". The Lease Deposit has been calculated based upon the sums which would be owing for Rent (the term "RENT" shall include monthly rental payments, CAM and related charges) under the Hollywood Video lease pro forma. The sums for the month of April, 2004, as otherwise reflected on EXHIBIT "A" have been pro rated by the parties, and Escrow Agent has released to Purchaser its pro rata portion of the Rent for the month of April, 2004. Commencing on May 1, 2004, and continuing thereafter until the earlier to occur of the passage of 365 days or the commencement of payment of Rent by Hollywood Video or a substitute tenant, Escrow Agent is hereby authorized to pay to Purchaser without further direction from Seller monthly payments in advance for Rent equal to the sum of $10,560.77 per month. At such time as Purchaser or the applicable tenant notifies Seller and Escrow Agent that Hollywood Video or a substitute tenant has commenced paying Rent, any and all Lease Deposit monies remaining in the Post-Closing Deposit shall be disbursed by Escrow Agent to Seller without the requirement of further consent from Purchaser.

     2.02. BARNES & NOBLE DEPOSIT. By agreement of the parties, the monies constituting the Barnes & Noble Deposit shall be used only for the repair of the cracks in the rear wall of the receiving area of the Property, and monies for such repairs shall be released by Escrow Agent in a single draw upon completion of the work and upon joint direction of Seller and Purchaser, which draw request must be accompanied by invoices and mechanic's lien waivers in the amount of the request. In the event that the draw request, as supported by the required documentation, is for less than $10,000.00, then any and all portions of the Barnes & Noble Deposit including interest earned thereon shall be upon satisfaction of the draw request remitted by Escrow Agent to Seller without the requirement of further consent from Purchaser.

     2.03. COOPERATION. Seller and Purchaser agree to cooperate with each other and with Escrow Agent to facilitate the disbursements and withdrawals contemplated by this Agreement. Accordingly, upon request of Escrow Agent, Seller and Purchaser shall each execute such additional instructions and directions as may reasonably be requested by Escrow Agent consistent with the terms of this Agreement; PROVIDED THAT such additional instructions shall not be a condition to any withdrawal of the Post-Closing Deposit or the Barnes & Noble Deposit unless otherwise provided herein.

     2.04. TERMINATION OF AGREEMENT. This Agreement shall terminate, without any further action on the part of Seller, Purchaser or Escrow Agent, upon disbursement in full of the Post-Closing Deposit and the Barnes & Noble Deposit in accordance with this Agreement.

                                      III.
                                  ESCROW AGENT

     3.01. ACCEPTANCE OF AGREEMENT. Escrow Agent, by reason of its consent to and execution of this Agreement, for the fees to be paid hereunder, hereby agrees to act as escrow agent for the Post-Closing Deposit and the Barnes & Noble Deposit in accordance with this Agreement and to be bound by this Agreement in the performance of its duties hereunder. Escrow Agent shall not, however, assume any responsibility or liability for any transaction between Seller and Purchaser other than for the performance of its obligations with respect to the Post-Closing Deposit and the Barnes & Noble Deposit in accordance with this Agreement. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth herein. Escrow Agent shall not be personally liable for any act taken or omitted hereunder or taken by it in good faith and in the exercise of its own best judgment.

     3.02. LIMITED RESPONSIBILITIES. Escrow Agent shall be under no responsibility in respect of the Post-Closing Deposit and the Barnes & Noble Deposit other than faithfully to follow the instructions contained herein. Escrow Agent may consult with counsel of its own choosing and shall be fully protected in any action taken in good faith, in accordance with such consultation. Escrow Agent shall not be required to defend any legal proceedings that may be instituted unless requested so to do by Seller and Purchaser, and shall be indemnified by Seller and Purchaser, jointly and severally, to its satisfaction against the cost and expense of such defense. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent and it shall be fully protected in acting in accordance with written instructions to it hereunder and believed by Escrow Agent to have been signed by the proper parties. Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or nonobservance by any person having duties or obligations under any such instrument or agreement.

     3.03. INDEMNIFICATION. Except for claims, liabilities, judgments, or expenses incurred by the parties due to a negligent act, error or omission of Escrow Agent in the performance of its obligations hereunder, Seller and Purchaser shall jointly and severally indemnify, protect and save Escrow Agent harmless from any claims, liabilities, judgments, reasonable attorneys' fees, and other expenses of any kind and nature that may be incurred by Escrow Agent by reason of its acceptance of, and its good faith performance under, this Agreement.

     3.04. COMPLIANCE WITH ORDER OF COURT. Escrow Agent is hereby expressly instructed by Seller and Purchaser to comply with and obey all orders, judgments or decrees of any court with jurisdiction and in case Escrow Agent complies with any such order, judgment or decree, Escrow Agent shall not be liable to Seller or Purchaser or to any other person or entity by reason of compliance. In complying with the foregoing, if Escrow Agent becomes or is made a party to any court proceeding which affects this Agreement, Escrow Agent shall promptly give notice thereof to Seller and Purchaser. To the extent possible in any such proceeding, Escrow Agent shall interplead Seller and Purchaser. If Escrow Agent receives any such order from any court, to the extent possible and consistent with the language of such order, Escrow Agent shall delay compliance until Seller and Purchaser have had an opportunity to advise Escrow Agent of the respective position of each of Seller and Purchaser with regard to compliance.

     3.05. DISPUTES. If a dispute arises as to the duties of any party under the terms of this Agreement, Escrow Agent may file suit in interpleader for the purpose of having the respective rights of Escrow Agent, Seller and Purchaser adjudicated. Upon filing its complaint in interpleader, Escrow Agent shall be relieved from all liability under the provisions of this Agreement.

                                       IV.
                                     NOTICES

     4.01. METHOD OF NOTICE. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this SECTION 4.01, or (e) by electronic mail addressed to the electronic mail address set forth below for the party to be notified with a confirmation copy delivered by another method permitted under this SECTION 4.01. Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee. Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient's electronic mail address. Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means. In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

             Purchaser:        Inland Western Las Vegas, L.L.C.
                               c/o Inland Real Estate Group, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention:  G. Joseph Cosenza
                               Telephone: 630.218.4948
                               Fax: 630.218.4935
                               E-mail: joe@inlandgroup.com

             with copy to:     Inland Western Las Vegas, L.L.C.
                               c/o Inland Real Estate Group, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention:  Dennis Holland, Esq.
                               Telephone: 630.218.8000
                               Fax: 630.218.4900
                               E-mail: dholland@inlandgroup.com

             Seller:           CH Realty II/Best, L.P.
                               c/o Crow Holdings
                               2100 McKinney Avenue, Suite 700
                               Dallas, Texas 752021
                               Attention: Coe Juracek
                               Telephone: 214.661.8116
                               Facsimile: 214.661.8041
                               E-mail: cjuracek@crowholdings.com

             with copy to:     Crow Holdings
                               2100 McKinney Avenue, Suite 700
                               Dallas, Texas 752021
                               Attention: M. Kevin Bryant
                               Telephone: 214.661.8110
                               Facsimile: 214.661.8041
                               E-mail: kbryant@crowholdings.com

             with copy to:     John M. Nolan, Esq.
                               Winstead Sechrest & Minick P.C.
                               1201 Elm Street, Suite 5400
                               Dallas, Texas 75270
                               Telephone: 214.745.5251
                               Facsimile: 214.745.5390
                               E-mail: jnolan@winstead.com

             Escrow Agent:     Chicago Title Insurance Company
                               2001 Bryan Street, Suite 1700
                               Dallas, Texas 75201-3005
                               Attention: Joycelyn Armstrong
                               Telephone: 214.965.1668
                               Fax: 214.965.1625
                               E-mail: armstrongjo@ctt.com

     4.02. CHANGE OF ADDRESS. The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

                                       V.
                                  MISCELLANEOUS

     5.01. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the Post-Closing Deposit and the Barnes & Noble Deposit and supersedes and replaces any prior oral or written communications between Seller and Purchaser with respect to the Post-Closing Deposit and the Barnes & Noble Deposit. This Agreement may be amended only by written agreement signed by Seller, Purchaser and Escrow Agent.

     5.02. GOVERNING LAW. This Agreement is to be construed in accordance with the laws of the State of Texas. Dallas County, Texas, shall be the proper place for venue.

     5.03. TIME OF ESSENCE. Time is of the essence with respect to each of the provisions of this Agreement.

     5.04. BINDING EFFECT. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Upon not less than five (5) business days prior notice to Purchaser and Escrow Agent, Seller may assign all or a portion of its rights in and to this Agreement, the Post-Closing Deposit and the Barnes & Noble Deposit; PROVIDED THAT any assignee shall be obligated to complete such investment authorizations, taxpayer identifications, and other documentation as the Escrow Agent may require as a condition to the effectiveness of such assignment.

     5.05. ATTORNEYS' FEES. The prevailing party in any litigation between the parties arising under this Agreement shall be entitled to recover reasonable attorneys' fees.

     5.06. HEADINGS. The article headings contained herein are for purpose of identification only and shall not be considered in construing this Agreement.

     5.07. COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which together shall constitute a complete instrument. A copy of this Agreement delivered by telecopy transmission shall have the effect of an original hereof.

     EXECUTED effective the 14th day of April, 2004.

                               SELLER:

                               CH REALTY II/BEST, L.P.,
                               a Delaware limited partnership

                               By:  CH Realty II/Best GP, L.L.C.,
                                    a Delaware limited liability company,
                                    its General Partner

                                    By: Crow Holdings Managers, L.L.C.,
                                        a Texas limited liability company,
                                        its Manager


                                        By:      /s/ Robert A. McClain
                                           -------------------------------------
                                        Name:      Robert A. McClain
                                             -----------------------------------
                                        Title:     Vice President
                                              ----------------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               PURCHASER:

                               INLAND WESTERN LAS VEGAS, L.L.C.,
                               a Delaware limited liability company

                               By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member


                                     By:  /s/ Valerie Medina
                                        -----------------------------------
                                     Name:   Valerie Medina
                                          ---------------------------------
                                     Title: Asst. Secretary
                                           --------------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

     The Escrow Agent is executing this Escrow Agreement to acknowledge its receipt of the Post-Closing Deposit and the Barnes & Noble Deposit and its agreement to hold and disburse same in strict accordance with the terms hereof.

                                     CHICAGO TITLE INSURANCE COMPANY


                                     By:   /s/ Joycelyn Armstrong
                                        ----------------------------------
                                     Name:    Joycelyn Armstrong
                                          --------------------------------
                                     Title:   Commercial Escrow Officer
                                           -------------------------------